Exhibit 99.1

News Release

Ashland announces amendment to the purchase agreement with INEOS Enterprises for its Composites business and butanediol facility in Marl, Germany

COVINGTON, KENTUCKY, July 8, 2019 – Ashland Global Holdings Inc. (NYSE: ASH) today announced an amendment to the purchase agreement for the sale of its Composites business and butanediol (BDO) manufacturing facility in Marl, Germany to INEOS Enterprises. The amendment includes the removal of the maleic business from the sale, while the purchase price remains unchanged at $1.1 billion.

Ashland’s maleic business consists of one facility in West Virginia which generates annual revenue of approximately $75 million. Ashland will retain full ownership of and be solely responsible for operations of the maleic business moving forward. The company intends to divest the maleic business after closing with all proceeds, less reasonable costs incurred by Ashland, being paid to INEOS Enterprises.

The sale of the Composites and Marl BDO business is expected to close in late summer 2019, subject to certain customary regulatory approvals, standard closing conditions and completion of required employee information and consultation processes.

Citi is acting as financial advisor to Ashland, and Squire Patton Boggs LLP is acting as legal advisor.

About Ashland

Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. At Ashland, we are approximately 6,000 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances. These statements include, but may not be limited to, its expectations regarding its ability to complete the divestiture of its Composites business and Marl BDO facility (or its sale of the Maleic Business) during the anticipated timeframe or at all.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the program to eliminate certain existing corporate and Specialty Ingredients expenses (including the possibility that such cost eliminations may not occur or may take longer to implement than anticipated), the expected divestiture of its Composites segment and the Marl BDO facility, and related merchant I&S products (including, in each case, the possibility that a transaction may not occur or that, if a transaction does occur, Ashland may not realize the anticipated benefits from such transaction), the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); Ashland’s ability to generate sufficient cash to finance its stock repurchase plans; severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

Investor Relations:	Media Relations:
Seth A. Mrozek	Joy L. Brock
+1 (302) 594-5010	+1 (859) 815-3793
samrozek@ashland.com	jlbrock@ashland.com